UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

Artisoft, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Cambridge Center, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2005, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) approved an Asset Purchase Agreement (the “Purchase Agreement”) by and between Artisoft, Inc. (the “Company”), Comdial Corporation, a Delaware corporation (“Comdial”), and Vertical Communications Acquisition Corporation (“Acquisition Sub”), a direct wholly owned subsidiary of the Company. Pursuant to the Purchase Agreement, the Company, through Acquisition Sub, will acquire substantially all of Comdial’s assets (the “Purchased Assets”) and assume certain liabilities of Comdial, all as set forth in the Purchase Agreement (the “Assumed Liabilities”). As a condition of the bidding provisions and of the Purchase Agreement, the Company deposited $500,000 (the “Deposit”) with Comdial.

In exchange for the Purchased Assets on the date the transactions set forth in the Purchase Agreement are consummated (the “Closing Date”), among other things:

•	The Company will execute a secured promissory note in the aggregate principal amount of $2,750,000 (the “Note”) to Comdial. The Note will bear interest at the rate of 8% per annum and mature on the first anniversary of the closing date. The Note will be secured by all the assets of the Company and Acquisition Sub, and is junior in interest only to any security interest to be granted with respect to any senior working capital lines of credit issued to the Company or Acquisition Sub, not exceeding an aggregate $8,000,000 in principal amount (the “Senior Debt Limit”). In the event the Company makes a voluntary prepayment on the Note in the amount of $250,000, the Senior Debt Limit will be increased to a maximum amount of $9,000,000;

•	Acquisition Sub will deliver $14,250,000 in cash, less the amount previously paid by the Acquisition Sub in the form of the Deposit;

•	Acquisition Sub will assume the existing debtor-in-possession financing (the “DIP Financing”) to fund operations of Comdial pending the closing; provided this obligation shall not exceed the maximum DIP financing amount, which is the lesser of (i) $2,000,000 and (ii) the actual amount of the DIP Financing funded as of the Closing in accordance with the DIP budget, with the maximum amount drawn thereunder for professional fees not to exceed $1,267,000, as contemplated by the current DIP budget;

•	Acquisition Sub will either repay or assume that certain Amended and Restated Note dated May 25, 2005, issued by Comdial to Winfield Capital Corp, in the principal amount of $2,000,000 (the “Winfield Note”), which provides for interest at 8% and is amortized over 24 equal monthly installments;

•	Acquisition Sub will assume Comdial’s remaining obligations at the time of closing under a key employee retention plan or similar plan with Comdial’s employees, as approved by an order of the Bankruptcy Court;

•	Acquisition Sub will assume Comdial’s post-petition and prepetition obligations with certain vendors under remaining unfulfilled purchase orders outstanding on the Closing Date, not to exceed $6 million in the aggregate; and

•	Acquisition Sub will assume the executory agreements of Comdial that Acquisition Sub identifies by schedule on or before the Closing Date, including any amounts necessary to cure any defaults under such assumed agreements pursuant to Section 365(b)(1) of the Bankruptcy Code as a condition precedent to the assumption and assignment of such agreement, all as set forth under the terms of the Purchase Agreement.

The purchase price is not subject to upward or downward adjustment based upon the working capital, net worth or other balance sheet items of Comdial. The Closing Date is scheduled to take place on or before September 28, 2005, and is subject to the satisfaction of various closing conditions and other terms and conditions. Assuming satisfaction of customary closing conditions by Comdial, the failure by Acquisition Sub to consummate the Purchase Agreement by September 28, 2005, will constitute a breach of the Purchase Agreement. In the event that Comdial or Acquisition Sub terminates the agreement because of such a breach, then the Deposit shall be forfeited to Comdial as liquidated damages.

The Company’s ability to consummate the transaction by September 28, 2005, will be directly dependent upon the Company’s ability to raise additional capital through what will likely be a combination of additional lender financing and a private offering of its common or preferred stock. The Company believes that it can raise sufficient additional capital in the time permitted; however, the Company can offer no assurances that this additional financing will be available in advance of the Closing Date. Even if available on or before the Closing Date, such financing may not be available on terms attractive to or acceptable by the Company. Furthermore, additional equity financing will be dilutive to our common stockholders and additional debt financing, if available, may involve restrictive covenants which could, among other things, limit our ability to declare future dividends or engage in additional borrowing to fund future operations or acquisitions. If the Company fails to raise the required additional capital on or before the Closing Date and Comdial satisfies its closing conditions, the Company will not be able to consummate the acquisition and therefore will (i) be in breach of its obligations under the Purchase Agreement, (ii) lose the right to acquire the Purchased Assets, and (iii) forfeit the Deposit, which will be retained by Comdial.

Comdial and Acquisition Sub have made representations and warranties to each other such as are customary in asset purchase agreements. Neither party has agreed to indemnify the other against damages due to misstatements and omissions in its representations and warranties, or for breaches of either party’s covenants and other specified matters under the Purchase Agreement. Neither the representations and warranties of Comdial nor Acquisition Sub will survive the closing.

The foregoing description of the Purchase Agreement does not purport to be a complete summary. You are urged to read the complete documents, copies of which are attached as exhibits to this current report on Form 8-K, for a complete description of the terms and conditions of such documents.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

This Form 8-K contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects, including, without limitation, the ability of the Company to satisfy all conditions to close the Purchase Agreement, its ability to raise the required capital to fund the purchase price for the acquisition, the Company’s ability to meet the future obligations that it will incur after the closing of the Purchase Agreement, and others. The following factors, among others, could cause actual results to differ materially from those described in these forward- looking statements: the Company’s inability to meet all of its obligations to close the Purchase Agreement, the Company’s inability to obtain equity or lender financing on terms favorable to or acceptable by the Company on or before the Closing Date, the Company’s inability to meet its future obligations upon the closing of the Purchase Agreement, and other factors detailed in the Company’s filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of September 1, 2005, between Comdial Corporation and Vertical Communications Acquisition Corp.(1)

(1)	The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISOFT, INC.

Date:	September 2, 2005	By:	/s/ WILLIAM Y. TAUSCHER
William Y. Tauscher
President, Chief Executive Officer and Chairman

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of September 1, 2005, between Comdial Corporation and Vertical Communications Acquisition Corp.(1)

(1)	The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.